CONTACT:
John K. Schmidt
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

FOR IMMEDIATE RELEASE
MONDAY, OCTOBER 27, 2008

HEARTLAND FINANCIAL USA, INC. REPORTS EARNINGS OF $3.0 MILLION FOR THIRD QUARTER 2008

Highlights

▪	Net interest income increased $2.7 million or 10% over third quarter 2007
▪	Average earning assets increased $209.4 million or 7% over third quarter 2007
▪	Pre-tax gain on sale of merchant credit card processing of $5.2 million recorded
▪	Provision for loan losses was $7.1 million compared to $575 thousand in third quarter 2007
▪	Pre-tax impairment loss on Fannie Mae preferred stock of $4.6 million recorded

	Quarters Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net income (in millions)	$3.0	$6.9	$14.0	$18.9
Income from continuing operations (in millions)	3.0	6.9	14.0	17.2
Diluted earnings per share	0.18	0.42	0.85	1.14
Diluted earnings per share from continuing operations	0.18	0.42	0.85	1.04

Return on average assets	0.35%	0.86%	0.56%	0.80%
Return on average equity	5.26	12.72	8.04	11.89
Net interest margin	3.96	3.87	3.92	3.98

“We are operating in a truly unprecedented financial environment. Despite the impact of an increased loan loss provision and impairment loss on Fannie Mae preferred stock in the third quarter, Heartland continues to be profitable. To that point, our two largest banks are having their best years on record. Overall, the company is experiencing positive trends in net interest margin, deposit growth, capital and liquidity.”-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

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Dubuque, Iowa, October 27, 2008—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported earnings for the third quarter of 2008. Net income was $3.0 million, or $0.18 per diluted share, for the quarter ended September 30, 2008, compared to $6.9 million, or $0.42 per diluted share, earned during the third quarter of 2007. Return on average equity was 5.26 percent and return on average assets was 0.35 percent for the third quarter of 2008, compared to 12.72 percent and 0.86 percent, respectively, for the same quarter in 2007.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer said, “We are operating in a truly unprecedented financial environment. Despite the impact of an increased loan loss provision and impairment loss on Fannie Mae preferred stock in the third quarter, Heartland continues to be profitable. To that point, our two largest banks are having their best years on record. Overall, the company is experiencing positive trends in net interest margin, deposit growth, capital and liquidity.”

Earnings for the third quarter of 2008 were significantly impacted by the provision for loan losses, which was $7.1 million for the third quarter of 2008 compared to $575,000 for the third quarter of 2007. This increase in the loan loss provision was due, in large part, to the continued softening of the economy and reduced real estate values, particularly in the Phoenix market. Earnings in the third quarter of 2008 were also negatively impacted by a $4.6 million impairment loss on Fannie Mae preferred stock, which was offset by a $5.2 million gain on the sale of Heartland’s merchant bankcard processing services. Additionally, the quarterly performance during 2008 was positively affected by increased net interest income.

Net income recorded for the first nine months of 2008 was $14.0 million, or $0.85 per diluted share, compared to $18.9 million, or $1.14 per diluted share, recorded during the first nine months of 2007. Return on average equity was 8.04 percent and return on average assets was 0.56 percent for the first nine months of 2008, compared to 11.89 percent and 0.80 percent, respectively, for the same period in 2007.

The 2007 results were impacted by the sale of Rocky Mountain Bank’s branch banking office in Broadus, Montana, which was completed on June 22, 2007. The results of operations of the branch are reflected on the income statement as discontinued operations for the nine-month period ended on September 30, 2007, which included a $2.4 million pre-tax gain recorded as a result of the sale.  Income from continuing operations during the first nine months of 2008 was $14.0 million, or $0.85 per diluted share, a decrease of $3.2 million or 19 percent over the $17.2 million, or $1.04 per diluted share, earned during the same period in 2007. The provision for loan losses for the nine-month comparative period was $14.2 million during 2008 compared to $6.8 million during 2007. In addition to significant charge-offs, the provision for loan losses increased as a result of loan growth, an increase in nonperforming loans and the impact historical losses has on the calculation of the adequacy of Heartland’s allowance for loan and lease losses. The nine-month performance during 2008 was positively affected by increased net interest income and growth in noninterest income.

Net Interest Margin Sustained; Net Interest Income Grows

Net interest margin, expressed as a percentage of average earning assets, was 3.96 percent during the third quarter of 2008 compared to 3.87 percent for the third quarter of 2007. For the nine-month periods ended on September 30, net interest margin, expressed as a percentage of average earning assets, was 3.92 percent during 2008 and 3.98 percent during 2007. Affecting the net interest margin throughout the second half of 2007 and first nine months of 2008 was the impact of foregone interest on Heartland’s nonperforming loans, which had balances of $43.9 million at September 30, 2008, compared to $31.8 million at year-end 2007 and $30.4 million at September 30, 2007. Additionally, early in the third quarter of 2007, a $20.5 million investment was made in bank owned life insurance upon which interest expense associated with the funding of this investment is reflected in net interest margin while the corresponding earnings on this investment are recorded as noninterest income.

Commenting on net interest margin, Fuller stated, “Our margin, now just below the four percent mark, has improved in each of the past four quarters. We are optimistic that a reduction in non-performing assets, along with strict pricing discipline, will have a further positive effect on margin in future periods.”

Net interest income on a tax-equivalent basis totaled $30.9 million during the third quarter of 2008, an increase of $2.7 million or 10 percent from the $28.2 million recorded during the third quarter of 2007. For the nine-month period during 2008, net interest income on a tax-equivalent basis was $89.3 million, an increase of $4.7 million or 6 percent from the $84.6 million recorded during the first nine months of 2007. These increases occurred as Heartland’s interest bearing liabilities repriced downward more quickly than its interest bearing assets. Also contributing to these increases was the $209.4 million or 7 percent growth in average earning assets during the third quarter of 2008 compared to the same quarter in 2007 and the $198.2 million or 7 percent growth in average earning assets during the first nine months of 2008 compared to the same nine months of 2007.

On a tax-equivalent basis, interest income in the third quarter of 2008 totaled $52.0 million compared to $55.6 million in the third quarter of 2007, a decrease of $3.6 million or 7 percent. For the first nine months of 2008, interest income on a tax-equivalent basis decreased $8.9 million or 5 percent over the same period in 2007. Nearly half of the loans in Heartland’s commercial and agricultural loan portfolios are floating rate loans that reprice immediately upon a change in the national prime interest rate, thus changes in the national prime rate impact interest income more quickly than if there were more fixed rate loans. The national prime interest rate was 8.25% for the first eight months of 2007. During the first nine months of 2008, the national prime interest rate decreased 225 basis points, ranging from 7.25% on January 1, 2008, to 5.00% on September 30, 2008. A large portion of Heartland’s floating rate loans that reprice immediately have a floor interest rate which they have now met.  Additionally, Heartland has two $50.0 million derivative transactions on the loan portfolio that are at their floor interest rates.  Accordingly, management believes the negative impact of further reductions in the national prime interest rate on Heartland’s interest income in future periods should be softened.

Interest expense for the third quarter of 2008 was $21.1 million compared to $27.4 million in the third quarter of 2007, a decrease of $6.3 million or 23 percent. On a nine-month comparative basis, interest expense decreased $13.6 million or 17 percent. Interest rates paid on Heartland’s deposits and borrowings were significantly lower during the first nine months of 2008 compared to the first nine months of 2007. Approximately 51 percent of Heartland’s certificate of deposit accounts will mature within the next six months at a weighted average rate of 3.39 percent.

Fuller added, “Through the third quarter, we experienced a reduction in funding costs as higher rate certificates of deposit rolled over at lower rates. We believe deposit costs are close to leveling off now, as competitor banks seeking to improve their liquidity positions will push rates upward. Additionally, we are anticipating higher costs resulting from increased FDIC premium assessments beginning in the fourth quarter of this year and ramping up next year.”

Noninterest Income Remains Consistent; Noninterest Expense Grows

Noninterest income remained at $7.9 million during both the third quarter of 2008 and 2007. Included in the third quarter 2008 noninterest income was a $5.2 million gain on the sale of Heartland’s merchant bankcard processing services to TransFirst LLC. Also included in third quarter 2008 noninterest income was a $4.6 million impairment loss recorded on Heartland’s investment in perpetual preferred securities issued by Fannie Mae. For the first nine months of 2008, noninterest income increased $1.1 million or 4 percent over the same period in 2007, primarily from increased service charges and fees, loan servicing income, brokerage and insurance commissions and securities gains. For both comparative periods, the improvements in the aforementioned categories were partially offset by increased losses on trading account securities, reduced gains on sale of loans and a reduction in the cash surrender value on bank owned life insurance. A large portion of Heartland’s bank owned life insurance is held in a separate account product that experienced significant market value declines during the third quarter of 2008.

“Noninterest income improved nicely during the first three quarters of 2008, thanks in part to excellent growth in transaction accounts that is driving a noticeable improvement in service charge income. Loan servicing income and revenue from our HTLF Investment Services unit are also contributing to noninterest income growth this year,” Fuller added.

For the third quarter of 2008, noninterest expense increased $1.9 million or 8 percent from the same period in 2007. The largest component of noninterest expense, salaries and employee benefits, increased $699,000 or 5 percent during the third quarter of 2008 compared to the third quarter of 2007. For the nine-month period ended September 30, 2008, noninterest expense increased $3.8 million or 5 percent when compared to the same nine-month period in 2007. Again, the largest component of noninterest expense, salaries and employee benefits, grew by $1.8 million or 4 percent during this nine-month comparative period. Total full-time equivalent employees were 1,011 at September 30, 2008, compared to 975 at September 30, 2007. Occupancy expense increased during the 2008 quarter and nine-month periods, primarily as a result of the opening of six new banking offices during 2007 and the 2008 opening of Heartland’s 10th bank subsidiary, Minnesota Bank & Trust. The other category of noninterest expense that increased significantly during the 2008 quarter and nine-month period was outside services, resulting primarily from additional legal fees related to collection efforts on nonperforming loans and additional FDIC assessments as a majority of the FDIC credits at Heartland’s bank subsidiaries were utilized during 2007.

Referring to Heartland’s expansion plans, Fuller said, “We have opened only two new banking offices in 2008 as part of our plan to slow branch expansion in favor of potential acquisition opportunities, which we believe may be offered at attractive prices. With a sizeable number of new offices opened in the past three years, our best opportunity for growth in earnings is to get each of these locations to a meaningful size as quickly as possible. Along with gains in market share, we would also enjoy better economies of scale.”

Heartland’s effective tax rate was 26.66 percent for the first nine months of 2008 compared to 31.01 percent for the first nine months of 2007.  The decrease in Heartland’s effective tax rate during the first nine months of 2008 resulted primarily from $170,000 in federal rehabilitation tax credits associated with Dubuque Bank and Trust Company’s ownership interest in a limited liability company that owns a certified historic structure. Heartland’s effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 28.12 percent during the first nine months of 2008 compared to 18.91 percent during the same nine months of 2007. The tax-equivalent adjustment for this tax-exempt interest income was $2.9 million during the first nine months of 2008 compared to $2.8 million during the same nine months in 2007.

Loan Growth Picks Up; Double Digit Growth in Deposits

At September 30, 2008, total assets had increased $181.9 million or 7 percent annualized since year-end 2007. Total loans and leases were $2.36 billion at September 30, 2008, compared to $2.28 billion at year-end 2007, an increase of $84.1 million or 5 percent annualized. This growth was primarily distributed among the commercial, agricultural and consumer loan categories at $39.8 million, $19.7 million and $25.0 million, respectively. Most of the loan growth in the commercial and commercial real estate category occurred at Dubuque Bank and Trust Company, Riverside Community Bank and Summit Bank & Trust. A majority of the increase in agricultural and agricultural real estate loans occurred at Dubuque Bank and Trust Company. Growth in the consumer portfolio occurred primarily at New Mexico Bank & Trust, Rocky Mountain Bank, Summit Bank & Trust and Citizens Finance Co.

Total deposits grew to $2.57 billion at September 30, 2008, an increase of $191.6 million or 11 percent annualized since year-end 2007. Growth in deposits was weighted more heavily in Heartland’s Western markets. Demand deposits experienced a decrease of $8.3 million or 3 percent annualized since year-end 2007. Savings deposit balances experienced an increase of $187.3 million or 29 percent annualized since year-end 2007. Time deposits, exclusive of brokered deposits, remained at $1.1 billion. At September 30, 2008, brokered time deposits totaled $81.9 million or 3 percent of total deposits compared to $69.0 million or 3 percent of total deposits at year-end 2007. A large portion of the growth in savings deposits is attributable to the January 2008 introduction of a new retail interest-bearing checking account product and the conversion of several retail repurchase agreement sweep accounts to a new money market sweep product initially rolled out to business depositors during the second quarter of 2008.

Increase in Nonperforming Loans and Net Charge-offs

The allowance for loan and lease losses at September 30, 2008, was 1.47 percent of loans and leases and 79.43 percent of nonperforming loans, compared to 1.45 percent of loans and leases and 103.66 percent of nonperforming loans at December 31, 2007. Additions to the allowance for loan and lease losses were primarily driven by the continued softening of the economy and reduced real estate values, particularly in the Phoenix market. Nonperforming loans were $43.9 million or 1.86 percent of total loans and leases at September 30, 2008, compared to $31.8 million or 1.40 percent of total loans and leases at December 31, 2007. The majority of the $12.1 million increase in nonperforming loans from December 31, 2007, resulted from two large credits originated by Arizona Bank & Trust and Rocky Mountain Bank. Approximately 64 percent, or $28.1 million, of Heartland’s nonperforming loans are to eight borrowers, with $12.5 million originated by Arizona Bank & Trust, $8.1 million originated by Wisconsin Community Bank, $4.8 million originated by Rocky Mountain Bank, $1.6 million originated by Summit Bank & Trust and $1.1 million originated by Dubuque Bank and Trust Company. The portion of Heartland’s nonperforming loans covered by government guarantees was $3.4 million at September 30, 2008. Management monitors the loan portfolio of each bank subsidiary and, at this point, believes that the increase in nonperforming loans is most likely a result of the continuing shift in the economy in some of Heartland’s markets.

Net charge-offs during the first nine months of 2008 were $12.4 million compared to $5.2 million during the first nine months of 2007. Net charge-offs at Arizona Bank & Trust comprised $6.4 million or 52 percent of the total net charge-offs for the first nine months of 2008. Due to the untimely death of the sole owner of a business in June of 2008 and the filing of Chapter 11 bankruptcy shortly thereafter by the business, the $2.0 million outstanding on a line of credit for working capital was charged-off. The remaining $4.4 million of net charge-offs at Arizona Bank & Trust was primarily related to commercial real estate development loans and residential lot loans. Heartland has generally recognized the charge-off on a loan when the loan was resolved, sold or transferred to other real estate owned. However, in the third quarter of 2008, Heartland recognized charge-offs on certain collateral dependent loans by writing down the loan balance to an estimated net realizable value based on the anticipated disposition value.

Fuller added, “Given the prospects of a long and slow recovery for the nation’s economy, we continue to view the task of managing nonperforming loans as our number one priority.

With respect to the U.S. Treasury’s “troubled asset relief program” (TARP), we are reviewing the benefits of accessing this low cost source of capital. Initially, it appears the plan represents an opportunity to access attractively priced tier one capital. This program would allow us to further stimulate our local economies through increased lending activities and could possibly be used by Heartland to fund acquisitions,” Fuller concluded.

Conference Call Details

Heartland will host a conference call for investors at 4:00 p.m. EDT today. To participate, dial 800-218-0204 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available through November 3, 2008, by dialing 800-405-2236, passcode 11120596, or by logging onto www.htlf.com.

About Heartland Financial USA, Inc.:

Heartland Financial USA, Inc. is a $3.4 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 41 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended		For the Nine Months Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007
Interest Income
Interest and fees on loans and leases	$40,990	$47,406	$124,444	$140,712
Interest on securities and other:
Taxable	8,228	5,446	22,728	16,010
Nontaxable	1,670	1,513	4,996	4,414
Interest on federal funds sold	85	310	267	310
Interest on deposits in other financial institutions	3	2	10	20
Total Interest Income	50,976	54,677	152,445	161,466
Interest Expense
Interest on deposits	15,622	20,477	48,375	58,325
Interest on short-term borrowings	776	2,764	4,049	10,545
Interest on other borrowings	4,692	4,199	13,562	10,762
Total Interest Expense	21,090	27,440	65,986	79,632
Net Interest Income	29,886	27,237	86,459	81,834
Provision for loan and lease losses	7,083	575	14,213	6,769
Net Interest Income After Provision for Loan and Lease Losses	22,803	26,662	72,246	75,065
Noninterest Income
Service charges and fees	3,125	2,861	8,620	8,287
Loan servicing income	1,094	1,068	3,585	3,103
Trust fees	2,070	2,089	6,159	6,265
Brokerage and insurance commissions	942	820	2,717	2,158
Securities gains, net	5	31	1,015	303
Gain (loss) on trading account securities	(33)	(7)	(467)	80
Impairment loss on securities	(4,688)	-	(4,804)	-
Gains on sale of loans	295	604	1,279	2,051
Income (loss) on bank owned life insurance	(247)	595	596	1,212
Gain on sale of merchant credit card services	5,200	-	5,200	-
Other noninterest income	117	(145)	772	161
Total Noninterest Income	7,880	7,916	24,672	23,620
Noninterest Expense
Salaries and employee benefits	15,000	14,301	44,459	42,680
Occupancy	2,262	2,004	6,799	5,941
Furniture and equipment	1,662	1,669	5,201	5,124
Outside services	3,096	2,374	8,254	7,011
Advertising	1,012	886	2,853	2,694
Other intangibles amortization	236	241	708	652
Other noninterest expenses	3,392	3,272	9,588	9,970
Total Noninterest Expense	26,660	24,747	77,862	74,072
Income Before Income Taxes	4,023	9,831	19,056	24,613
Income taxes	1,018	2,906	5,081	7,403
Income From Continuing Operations	3,005	6,925	13,975	17,210
Discontinued Operations
Income from operations of discontinued operations	-	-	-	2,756
Income taxes	-	-	-	1,085
Income From Discontinued Operations	-	-	-	1,671
Net Income	$3,005	$6,925	$13,975	$18,881
Earnings per common share-basic	$0.18	$0.42	$0.86	$1.15
Earnings per common share-diluted	$0.18	$0.42	$0.85	$1.14
Earnings per common share from continuing operations-basic	$0.18	$0.42	$0.86	$1.04
Earnings per common share from continuing operations-diluted	$0.18	$0.42	$0.85	$1.04
Weighted average shares outstanding-basic	16,264,032	16,447,270	16,314,906	16,486,669
Weighted average shares outstanding-diluted	16,355,393	16,543,635	16,392,321	16,619,681

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007
Interest Income
Interest and fees on loans and leases	$40,990	$40,555	$42,899	$46,083	$47,406
Interest on securities and other:
Taxable	8,228	7,885	6,615	5,927	5,446
Nontaxable	1,670	1,679	1,647	1,665	1,513
Interest on federal funds sold	85	51	131	77	310
Interest on deposits in other financial institutions	3	2	5	13	2
Total Interest Income	50,976	50,172	51,297	53,765	54,677
Interest Expense
Interest on deposits	15,622	15,657	17,096	19,540	20,477
Interest on short-term borrowings	776	1,087	2,186	2,748	2,764
Interest on other borrowings	4,692	4,593	4,277	3,971	4,199
Total Interest Expense	21,090	21,337	23,559	26,259	27,440
Net Interest Income	29,886	28,835	27,738	27,506	27,237
Provision for loan and lease losses	7,083	5,369	1,761	3,304	575
Net Interest Income After Provision for Loan and Lease Losses	22,803	23,466	25,977	24,202	26,662
Noninterest Income
Service charges and fees	3,125	2,880	2,615	2,821	2,861
Loan servicing income	1,094	1,195	1,296	1,273	1,068
Trust fees	2,070	2,068	2,021	1,788	2,089
Brokerage and insurance commissions	942	883	892	939	820
Securities gains, net	5	648	362	38	31
Gain (loss) on trading account securities	(33)	(227)	(207)	(185)	(7)
Impairment loss on securities	(4,688)	(30)	(86)	-	-
Gains on sale of loans	295	480	504	1,527	604
Income (loss) on bank owned life insurance	(247)	380	463	565	595
Gain on sale of merchant credit card services	5,200	-	-	-	-
Other noninterest income	117	41	614	(676)	(145)
Total Noninterest Income	7,880	8,318	8,474	8,090	7,916
Noninterest Expense
Salaries and employee benefits	15,000	14,666	14,793	11,888	14,301
Occupancy	2,262	2,193	2,344	1,961	2,004
Furniture and equipment	1,662	1,771	1,768	1,848	1,669
Outside services	3,096	2,648	2,510	2,544	2,374
Advertising	1,012	1,046	795	948	886
Other intangibles amortization	236	236	236	240	241
Other noninterest expenses	3,392	2,878	3,318	4,105	3,272
Total Noninterest Expense	26,660	25,438	25,764	23,534	24,747
Income Before Income Taxes	4,023	6,346	8,687	8,758	9,831
Income taxes	1,018	1,643	2,420	2,006	2,906
Income From Continuing Operations	3,005	4,703	6,267	6,752	6,925
Discontinued Operations
Income from operations of discontinued operations	-	-	-	-	-
Income taxes	-	-	-	-	-
Income From Discontinued Operations	-	-	-	-	-
Net Income	$3,005	$4,703	$6,267	$6,752	$6,925
Earnings per common share-basic	$0.18	$0.29	$0.38	$0.41	$0.42
Earnings per common share-diluted	$0.18	$0.29	$0.38	$0.41	$0.42
Earnings per common share from continuingoperations-basic	$0.18	$0.29	$0.38	$0.41	$0.42
Earnings per common share from continuingoperations-diluted	$0.18	$0.29	$0.38	$0.41	$0.42
Weighted average shares outstanding-basic	16,264,032	16,316,529	16,378,394	16,481,854	16,447,270
Weighted average shares outstanding-diluted	16,355,393	16,388,885	16,465,985	16,574,540	16,543,635

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007
Assets
Cash and cash equivalents	$67,074	$41,292	$50,141	$46,832	$31,591
Securities	760,143	795,624	734,690	689,949	648,337
Loans held for sale	9,812	11,437	11,222	12,679	16,267
Loans and leases:
Held to maturity	2,364,259	2,295,406	2,271,663	2,280,167	2,274,119
Allowance for loan and lease losses	(34,845)	(34,931)	(33,695)	(32,993)	(31,438)
Loans and leases, net	2,329,414	2,260,475	2,237,968	2,247,174	2,242,681
Premises, furniture and equipment, net	120,225	118,063	119,542	120,285	119,461
Goodwill	40,207	40,207	40,207	40,207	40,207
Other intangible assets, net	8,332	8,434	8,416	8,369	8,378
Cash surrender value on life insurance	55,684	56,430	56,018	55,532	54,936
Other assets	55,091	47,109	42,276	43,099	40,597
Total Assets	$3,445,982	$3,379,071	$3,300,480	$3,264,126	$3,202,455

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$373,193	$383,136	$377,709	$381,499	$367,617
Savings	1,042,364	894,074	863,067	855,036	850,845
Brokered time deposits	81,895	79,515	89,439	68,984	116,082
Other time deposits	1,070,455	1,052,160	1,090,724	1,070,780	1,086,732
Total deposits	2,567,907	2,408,885	2,420,939	2,376,299	2,421,276
Short-term borrowings	176,543	263,137	226,106	354,146	256,822
Other borrowings	440,146	444,006	380,479	263,607	268,716
Accrued expenses and other liabilities	36,074	35,345	37,103	39,474	33,366
Total Liabilities	3,220,670	3,151,373	3,064,627	3,033,526	2,980,180
Stockholders’ Equity	225,312	227,698	235,853	230,600	222,275
Total Liabilities and Stockholders’ Equity	$3,445,982	$3,379,071	$3,300,480	$3,264,126	$3,202,455

Common Share Data
Book value per common share	$13.86	$13.99	$14.46	$14.04	$13.48
FAS 115 effect on book value per common share	$(0.28)	$(0.07)	$0.52	$0.37	$0.13
Common shares outstanding, net of treasury stock	16,252,891	16,270,872	16,312,384	16,427,016	16,492,245

Tangible Capital Ratio(1)	5.33%	5.50%	5.88%	5.78%	5.62%

(1) Total stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended		For the Nine Months Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007

Average Balances
Assets	$ 3,399,199	$ 3,176,715	$ 3,341,205	$ 3,136,034
Loans and leases	2,339,539	2,287,264	2,303,522	2,268,127
Deposits	2,499,988	2,415,158	2,411,862	2,344,847
Earning assets	3,100,208	2,890,761	3,043,976	2,845,735
Interest bearing liabilities	2,750,004	2,558,460	2,700,151	2,513,295
Stockholders’ equity	227,111	216,038	232,087	212,339
Tangible stockholders’ equity	187,509	174,637	192,021	170,607

Earnings Performance Ratios
Annualized return on average assets	0.35%	0.86%	0.56%	0.80%
Annualized return on average equity	5.26	12.72	8.04	11.89
Annualized return on average tangible equity	6.38	15.91	9.72	14.80
Annualized net interest margin(1)	3.96	3.87	3.92	3.98
Efficiency ratio(2)	68.79	68.58	68.90	68.62

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

	For the Quarters Ended
	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007

Average Balances
Assets	$3,399,199	$3,354,880	$3,269,534	$3,211,155	$3,176,715
Loans and leases, net of unearned	2,339,539	2,286,392	2,284,634	2,283,591	2,287,264
Deposits	2,499,988	2,396,963	2,338,634	2,409,315	2,415,158
Earning assets	3,100,208	3,057,505	2,974,215	2,910,942	2,890,761
Interest bearing liabilities	2,750,004	2,712,487	2,637,962	2,571,327	2,558,460
Stockholders’ equity	227,111	234,005	235,144	225,945	216,038
Tangible stockholders’ equity	187,509	193,950	194,600	184,871	174,637

Earnings Performance Ratios
Annualized return on average assets	0.35%	0.56%	0.77%	0.83%	0.86%
Annualized return on average equity	5.26	8.08	10.72	11.86	12.72
Annualized return on average tangible equity	6.38	9.75	12.95	14.49	15.91
Annualized net interest margin(1)	3.96	3.92	3.88	3.87	3.87
Efficiency ratio(2)	68.79	67.92	70.02	64.54	68.58

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For
	the Nine Months	the Year	the Nine Months	the Year
	Ended	Ended	Ended	Ended
	9/30/2008	12/31/2007	9/30/2007	12/31/2006
Loan and Lease Data
Commercial and commercial real estate	$1,672,372	$1,632,597	$1,611,226	$1,483,738
Residential mortgage	219,662	217,044	224,732	225,343
Agricultural and agricultural real estate	245,355	225,663	226,550	233,748
Consumer	224,474	199,518	204,545	194,652
Direct financing leases, net	6,689	9,158	10,902	14,359
Unearned discount and deferred loan fees	(4,293)	(3,813)	(3,836)	(3,995)
Total loans and leases	$2,364,259	$2,280,167	$2,274,119	$2,147,845

Asset Quality
Nonaccrual loans	$43,523	$30,694	$30,286	$8,104
Loans and leases past due ninety days or more as tointerest or principal payments	347	1,134	69	315
Other real estate owned	9,387	2,195	2,129	1,575
Other repossessed assets	520	438	392	349
Total nonperforming assets	$53,777	$34,461	$32,876	$10,343

Allowance for Loan and Lease Losses
Balance, beginning of period	$32,993	$29,981	$29,981	$27,791
Provision for loan and lease losses from continuingoperations	14,213	10,073	6,769	3,883
Provision for loan and lease losses from discontinuedoperations	-	-	-	(5)
Loans charged off	(13,335)	(8,564)	(6,536)	(3,989)
Recoveries	974	1,641	1,362	1,733
Additions related to acquired bank	-	-	-	591
Reductions related to discontinued operations	-	(138)	(138)	(23)
Balance, end of period	$34,845	$32,993	$31,438	$29,981

Asset Quality Ratios
Ratio of nonperforming loans and leases to total loans and leases	1.86%	1.40%	1.33%	0.39%
Ratio of nonperforming assets to total assets	1.56	1.06	1.03	0.34
Ratio of net loan chargeoffs to average loans and leases	0.54	0.30	0.23	0.11
Allowance for loan and lease losses as a percent ofloans and leases	1.47	1.45	1.38	1.40
Allowance for loan and lease losses as a percent ofnonperforming loans and leases loans and leases	79.43	103.66	103.57	356.11

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HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarters Ended
	9/30/2008			9/30/2007
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$622,376	$8,228	5.26%	$474,366	$5,446	4.55%
Nontaxable(1)	153,996	2,441	6.31	136,834	2,271	6.58
Total securities	776,372	10,669	5.47	611,200	7,717	5.01
Interest bearing deposits	654	3	1.82	764	2	1.04
Federal funds sold	18,419	85	1.84	24,180	310	5.09
Loans and leases:
Commercial and commercial real estate(1)	1,651,002	26,910	6.48	1,609,044	31,757	7.83
Residential mortgage	223,267	3,570	6.36	239,447	4,069	6.74
Agricultural and agricultural real estate(1)	241,541	4,191	6.90	227,630	4,650	8.10
Consumer	216,651	5,081	9.33	199,823	5,351	10.62
Direct financing leases, net	7,078	105	5.90	11,320	171	5.99
Fees on loans	-	1,356	-	-	1,589	-
Less: allowance for loan and lease losses	(34,776)	-	-	(32,647)	-	-
Net loans and leases	2,304,763	41,213	7.11	2,254,617	47,587	8.37
Total earning assets	3,100,208	$51,970	6.67%	2,890,761	$55,616	7.63%
Nonearning Assets	298,991			285,954
Total Assets	$3,399,199			$3,176,715
Interest Bearing Liabilities
Interest bearing deposits
Savings	$981,108	$4,777	1.94%	$850,988	$6,021	2.81%
Time, $100,000 and over	374,170	3,527	3.75	305,748	3,848	4.99
Other time deposits	759,999	7,318	3.83	888,706	10,608	4.74
Short-term borrowings	184,800	776	1.67	243,820	2,764	4.50
Other borrowings	449,927	4,692	4.15	269,198	4,199	6.19
Total interest bearing liabilities	2,750,004	21,090	3.05	2,558,460	27,440	4.26
Noninterest Bearing Liabilities
Noninterest bearing deposits	384,711			369,716
Accrued interest and other liabilities	37,373			32,501
Total noninterest bearing liabilities	422,084			402,217
Stockholders’ Equity	227,111			216,038
Total Liabilities and Stockholders’ Equity	$3,399,199			$3,176,715
Net interest income(1)		$30,880			$28,176
Net interest spread(1)			3.62%			3.38%
Net interest income to total earning assets(1)			3.96%			3.87%
Interest bearing liabilities to earning assets	88.70%			88.50%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Nine Months Ended
	9/30/2008			9/30/2007
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$607,082	$22,728	5.00%	$468,616	$16,010	4.57%
Nontaxable(1)	150,803	7,330	6.49	132,831	6,677	6.72
Total securities	757,885	30,058	5.30	601,447	22,687	5.04
Interest bearing deposits	494	10	2.70	683	20	3.92
Federal funds sold	15,579	267	2.29	7,490	310	5.53
Loans and leases:
Commercial and commercial real estate(1)	1,629,584	82,133	6.73	1,590,559	94,567	7.95
Residential mortgage	222,359	10,779	6.48	243,299	12,399	6.81
Agricultural and agricultural real estate(1)	236,537	12,855	7.26	225,606	13,728	8.14
Consumer	207,116	14,909	9.62	196,110	15,482	10.55
Direct financing leases, net	7,926	353	5.95	12,553	560	5.96
Fees on loans	-	3,966	-	-	4,500	-
Less: allowance for loan and lease losses	(33,504)	-	-	(32,012)	-	-
Net loans and leases	2,270,018	124,995	7.36	2,236,115	141,236	8.44
Total earning assets	3,043,976	$155,330	6.82%	2,845,735	$164,253	7.72%
Nonearning Assets	297,229			290,299
Total Assets	$3,341,205			$3,136,034
Interest Bearing Liabilities
Interest bearing deposits
Savings	$895,057	$12,575	1.88%	$825,967	$17,132	2.77%
Time, $100,000 and over	326,038	10,091	4.13	282,393	10,394	4.92
Other time deposits	821,894	25,709	4.18	878,808	30,799	4.69
Short-term borrowings	246,735	4,049	2.19	291,941	10,545	4.83
Other borrowings	410,427	13,562	4.41	234,186	10,762	6.14
Total interest bearing liabilities	2,700,151	65,986	3.26	2,513,295	79,632	4.24
Noninterest Bearing Liabilities
Noninterest bearing deposits	368,873			357,679
Accrued interest and other liabilities	40,094			52,721
Total noninterest bearing liabilities	408,967			410,400
Stockholders’ Equity	232,087			212,339
Total Liabilities and Stockholders’ Equity	$3,341,205			$3,136,034
Net interest income(1)		$89,344			$84,621
Net interest spread(1)			3.55%			3.48%
Net interest income to total earning assets(1)			3.92%			3.98%
Interest bearing liabilities to earning assets	88.70%			88.32%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Nine Months Ended 9/30/2008	As of and For the Year Ended 12/31/2007	As of and For the Nine Months Ended 9/30/2007	As of and For the Year Ended 12/31/2006
Total Assets
Dubuque Bank and Trust Company	$1,021,965	$976,489	$902,139	$843,282
New Mexico Bank & Trust	741,438	672,863	660,490	638,712
Rocky Mountain Bank	461,356	427,437	431,850	438,972
Wisconsin Community Bank	403,252	399,532	420,803	413,108
Riverside Community Bank	244,500	225,206	217,232	199,483
Galena State Bank & Trust Co.	229,959	215,698	230,055	219,863
Arizona Bank & Trust	218,730	222,576	228,507	223,567
First Community Bank	120,606	127,305	122,157	118,010
Summit Bank & Trust	70,755	46,668	47,625	21,590
Minnesota Bank & Trust	19,430	-	-	-
Total Deposits
Dubuque Bank and Trust Company	$707,646	$670,257	$640,883	$636,527
New Mexico Bank & Trust	538,453	459,530	464,948	437,708
Rocky Mountain Bank	344,104	305,933	323,306	335,053
Wisconsin Community Bank	317,244	321,647	343,827	336,015
Riverside Community Bank	188,280	187,052	180,561	162,319
Galena State Bank & Trust Co.	196,007	177,040	196,606	178,388
Arizona Bank & Trust	162,494	155,093	175,374	176,438
First Community Bank	100,019	103,602	100,512	95,287
Summit Bank & Trust	46,411	30,860	33,531	6,514
Minnesota Bank & Trust	3,898	-	-	-
Return on Average Assets
Dubuque Bank and Trust Company	1.59%	1.34%	1.28%	1.45%
New Mexico Bank & Trust	1.30	1.48	1.30	1.21
Rocky Mountain Bank	0.75	1.51	1.60	1.18
Wisconsin Community Bank	0.58	0.62	0.51	0.53
Riverside Community Bank	0.68	0.55	0.46	0.64
Galena State Bank & Trust Co.	1.33	0.92	0.61	1.35
Arizona Bank & Trust	(1.84)	(0.08)	0.13	0.47
First Community Bank	0.59	1.30	1.28	1.01
Summit Bank & Trust	(5.23)	(2.43)	(2.85)	(6.31)
Minnesota Bank & Trust	(6.98)	-	-	-
Net Interest Margin
Dubuque Bank and Trust Company	3.54%	3.40%	3.40%	3.61%
New Mexico Bank & Trust	4.61	4.80	4.77	5.05
Rocky Mountain Bank	4.38	4.76	4.80	5.16
Wisconsin Community Bank	3.68	3.45	3.48	3.83
Riverside Community Bank	3.26	3.39	3.48	3.71
Galena State Bank & Trust Co.	3.42	3.40	3.39	3.45
Arizona Bank & Trust	3.98	4.56	4.73	4.92
First Community Bank	3.48	3.80	3.84	3.95
Summit Bank & Trust	4.17	5.10	5.46	6.98
Minnesota Bank & Trust	2.20	-	-	-
Net Income (Loss)
Dubuque Bank and Trust Company	$11,884	$11,907	$8,421	$11,990
New Mexico Bank & Trust	6.752	8,727	6,323	6,873
Rocky Mountain Bank	2,529	6,622	5,296	4,840
Wisconsin Community Bank	1,723	2,355	1,588	2,109
Riverside Community Bank	1,221	1,055	706	1,252
Galena State Bank & Trust Co.	2,194	1,895	992	3,167
Arizona Bank & Trust	(3,065)	(154)	226	902
First Community Bank	546	1,476	1,145	1,197
Summit Bank & Trust	(2,175)	(965)	(778)	(1,220)
Minnesota Bank & Trust	(1,097)	-	-	-

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HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of 9/30/2008	As of 12/31/2007	As of 9/30/2007	As of 12/31/2006
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$666,613	$637,782	$630,104	$581,166
New Mexico Bank & Trust	472,382	455,383	439,801	410,438
Rocky Mountain Bank	337,049	316,776	313,994	309,943
Wisconsin Community Bank	283,677	285,010	295,864	272,407
Riverside Community Bank	162,976	146,925	142,260	137,102
Galena State Bank & Trust Co.	142,776	144,152	149,612	158,222
Arizona Bank & Trust	134,838	160,309	163,295	160,614
First Community Bank	77,765	84,475	85,554	81,498
Summit Bank & Trust	55,125	27,493	31,611	14,953
Minnesota Bank & Trust	7,986	-	-	-
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$8,200	$7,827	$7,712	$7,235
New Mexico Bank & Trust	6,748	6,079	5,837	5,352
Rocky Mountain Bank	4,983	4,061	4,041	4,044
Wisconsin Community Bank	4,448	4,520	4,494	4,570
Riverside Community Bank	2,154	1,885	1,815	1,747
Galena State Bank & Trust Co.	1,883	1,830	1,992	2,049
Arizona Bank & Trust	2,246	3,605	2,392	2,133
First Community Bank	1,404	1,179	1,103	1,182
Summit Bank & Trust	898	367	392	192
Minnesota Bank & Trust	100	-	-	-
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$4,840	$3,344	$4,338	$1,216
New Mexico Bank & Trust	5,711	1,130	3,060	2,206
Rocky Mountain Bank	6,367	2,099	2,033	822
Wisconsin Community Bank	10,951	12,152	14,082	1,966
Riverside Community Bank	2,508	2,671	1,542	602
Galena State Bank & Trust Co.	3,006	1,707	1,587	370
Arizona Bank & Trust	4,972	5,541	2,137	254
First Community Bank	3,251	1,312	884	588
Summit Bank & Trust	1,533	1,376	-	-
Minnesota Bank & Trust	-	-	-	-
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.23%	1.23%	1.22%	1.24%
New Mexico Bank & Trust	1.43	1.33	1.33	1.30
Rocky Mountain Bank	1.48	1.28	1.29	1.30
Wisconsin Community Bank	1.57	1.59	1.52	1.68
Riverside Community Bank	1.32	1.28	1.28	1.27
Galena State Bank & Trust Co.	1.32	1.27	1.33	1.30
Arizona Bank & Trust	1.67	2.25	1.46	1.33
First Community Bank	1.81	1.40	1.29	1.45
Summit Bank & Trust	1.63	1.33	1.24	1.28
Minnesota Bank & Trust	1.25	-	-	-

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